                               GLOBAL SIGNAL INC.

                                 --------------

                              AMENDED AND RESTATED

                               INVESTOR AGREEMENT

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                           Dated as of March 31, 2004

                              AMENDED AND RESTATED

                               INVESTOR AGREEMENT

                                       OF

                               GLOBAL SIGNAL INC.

                                 --------------

         THIS AMENDED AND RESTATED INVESTOR AGREEMENT (this "Agreement"), dated as of March 31, 2004, by and among (a) Global Signal Inc. (f/k/a Pinnacle
Holdings Inc.), a Delaware corporation (the "Company"), (b) Fortress Pinnacle
Acquisition LLC, a Delaware limited liability company ("Fortress"), (c)
Greenhill Capital Partners, L.P., a Delaware limited partnership, and its related partnerships identified on the signature pages hereto (collectively,
"Greenhill") and (d) Abrams Capital Partners II, L.P., a Delaware limited partnership, and its related partnerships identified on the signature pages hereto (collectively, "Abrams"). Fortress, Greenhill, Abrams and the other parties identified on the signature pages to the Original Investor Agreement (as hereinafter defined) (other than the Company) are referred to herein each individually as an "Investor" and collectively as the "Investors." Certain capitalized terms used in this Agreement are defined in Article I hereof.
References to sections shall be to sections of this Agreement. This Agreement amends and restates the Original Investor Agreement. The parties hereto and the other parties to the Original Investor Agreement as of the date hereof shall be deemed parties to this Agreement.

         WHEREAS, the Company, Fortress, Greenhill and the other parties named therein entered into an Investor Agreement, dated as of November 1, 2002, as amended on October 29, 2003 (the "Original Investor Agreement"); and

         WHEREAS, the Company, Fortress and Greenhill desire to amend and restate the Original Investor Agreement in its entirety as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the terms defined other than in this
Article I shall have the meanings indicated and, unless otherwise defined herein, the following terms shall have the following meanings:

         (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided, that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.

         (b) "Board" shall mean the board of directors of the Company.

         (c) "Commission" shall mean the United States Securities and Exchange
Commission or any successor agency.

         (d) "Common Stock" shall mean all shares of common stock now or hereinafter issued and outstanding and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of
Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

         (e) "Distribution in Kind" shall mean a transfer of shares of Common
Stock to certain Permitted Transferees of an Investor pursuant to a distribution that is made pro rata to such Permitted Transferees in accordance with the respective partnership or limited liability company agreement of such Investor without payment of additional consideration therefor by such Permitted
Transferees.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         (g) "Permitted Transferee" shall mean, with respect to each
Stockholder, (i) any other Stockholder, (ii) such Stockholder's Affiliates and
(iii) in the case of any Stockholder, (A) any general or limited partner of such
Stockholder, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any general or limited partner of such Stockholder (collectively, "Stockholder Affiliates"), (C) any investment funds managed directly or indirectly by such Stockholder or any
Stockholder Affiliates (a "Stockholder Fund"), (D) any general or limited partner of any Stockholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing Persons described in this clause (E) (collectively, "Stockholder Associates") or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which consist solely of any one or more of such Stockholder, any general or limited partner of such Stockholder, any Stockholder Affiliates, any Stockholder
Fund, any Stockholder Associates, their spouses or their lineal descendants.

         (h) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (i) "Public Offering" shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities
Act,

including an offering in which Investors are entitled to sell Common Stock pursuant to the terms of this Agreement.

         (j) "Registrable Amount" shall mean 5% of the issued and outstanding
Common Stock.

         (k) "Registrable Securities" shall mean any Common Stock currently owned or hereafter acquired by any Stockholder, including Common Stock issued upon the exercise of the Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision)
promulgated under the Securities Act. Any provision of this Agreement measuring ownership of a percentage or a pro rata portion of the Registrable Securities of any Stockholder shall be deemed to include in the numerator the Common Stock issuable upon exercise of the Warrants owned by such Stockholder and in the denominator the Common Stock issuable upon exercise of all then outstanding
Warrants held by Stockholders.

         (l) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         (m) "Securities Purchase Agreement" shall mean the Securities Purchase
Agreement, dated as of April 25, 2002, as amended, by and among Fortress
Registered Investment Trust, a Delaware business trust, Greenhill, the Company and Pinnacle Towers, Inc., a Delaware corporation.

         (n) "Stockholder" shall mean (i) each Investor named on the signature pages hereto and (ii) each Permitted Transferee or Third Party Transferee of such Investor (other than another Investor) or Permitted Transferee or Third
Party Transferee thereof who is entitled to enforce the provisions of this
Agreement in accordance with the terms hereof, in the case of clauses (i) and
(ii), to the extent that such Investor (irrespective of whether or not such
Investor owns any Registrable Securities), such Permitted Transferee or such
Third Party Transferee, together with its respective Permitted Transferees
(other than any other Investors), hold at least a Registrable Amount.

         (o) "Third Party Transferee" shall mean, with respect to each
Stockholder, any transferee of Registrable Securities, other than a Permitted
Transferee.

         (p) "Underwritten Offering" shall mean a sale of securities of the
Company to an underwriter or underwriters for reoffering to the public.

         (q) "Warrants" shall mean the Company's warrants to purchase up to an aggregate of 615,000 shares of Common Stock, issued pursuant to the Warrant
Agreement, dated as of November 1, 2002, between the Company and Wachovia Bank,
N.A., as warrant agent.

                                   ARTICLE II

                               REGISTRATION RIGHTS

         Section 2.1 Demand Registration.

              (a) Registration. At any time after the Effective Date (as hereinafter defined), any Persons that on the date a Demand (as hereafter defined) is made constitute a Stockholder (a "Requesting Stockholder") shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Stockholder's Affiliates, equals or is greater than the Registrable Amount (based on the number of Registrable
Securities outstanding on the date such Demand is made) (a "Demand
Registration") and thereupon the Company will, subject to the terms of this
Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:

                   (i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

                   (ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 2.1(b); and

                   (iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1, but subject to Section 2.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional
Common Stock, if any, to be so registered.

              (b) Demands. A Demand shall specify: (i) the aggregate number of
Registrable Securities requested to be registered in such Demand Registration,
(ii) the intended method of disposition in connection with such Demand
Registration, to the extent then known and (iii) the identity of the Requesting
Stockholder (or Requesting Stockholders). Within five days after receipt of a
Demand, the Company shall give written notice of such Demand to any other
Persons that on the date a Demand is delivered to the Company constitute a
Stockholder. Subject to Section 2.1(g), the Company shall include in the Demand
Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten days after the Company's notice required by this paragraph has been given.
Such written request shall comply with the requirements of a Demand as set forth in this Section 2.1(b).

              (c) Number of Demands. Each Stockholder shall be entitled to an aggregate of three Demand Registrations.

              (d) Effective Registration Statement. A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 60 days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder), (ii) if, after it has become effective, such
Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand
Registration are not satisfied, other than by reason of some act or omission by such Requesting Stockholders.

              (e) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the
Requesting Stockholders and shall be reasonably acceptable to the Company.

              (f) Restrictions on Demand Registrations. The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 60 days or (ii) effect any Demand Registration (A) within six months of a
"firm commitment" Underwritten Offering in which all Stockholders were given
"piggyback" rights pursuant to Section 2.2 (subject to Section 2.1(g)) and at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such Demand Registration were included, (B) within six months of any other Demand Registration or (C) if, in the Company's reasonable judgment, it is not feasible for the Company to proceed with the Demand
Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone (upon written notice to all
Stockholders) for up to 120 days the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the
Company of the filing or effectiveness of a registration statement for a Demand
Registration, the holders of a majority of Registrable Securities held by the
Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 2.4.

              (g) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand
Registration, except with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand
Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized

independent investment bank selected by Fortress and Greenhill or, in each case, any of its Permitted Transferees (in each case to the extent a Stockholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the
Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter can be sold without such adverse effect as follows and in the following order of priority: (i)
first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Stockholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such Demand Registration on the basis of the number of such securities requested to be included by such
Stockholders; (ii) second, securities the Company proposes to sell; and (iii)
third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the
Company.

              (h) Selection of Underwriters. Anytime that a Demand Registration involves an Underwritten Offering, Fortress and Greenhill or, in each case, any of its Permitted Transferees (in each case to the extent a Stockholder hereunder) may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the consent of the Company, which shall not be unreasonably withheld.

         Section 2.2 Piggyback Registrations.

              (a) Right to Piggyback. Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (a "Piggyback Registration"), whether for its own account or for the account of others, the Company shall give the Stockholders prompt written notice thereof (but not less than ten business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of any
Persons that on the date of the Piggyback Notice constitute a Stockholder (a
"Piggyback Seller") (which written request shall specify the number of
Registrable Securities then presently intended to be disposed of by such
Piggyback Seller) given within ten days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such
Registrable Securities held by Piggyback Sellers with respect to which the
Company has received

such written requests for inclusion to be included in such Piggyback
Registration on the same terms and conditions as the Company's equity securities being sold in such Piggyback Registration.

              (b) Priority on Piggyback Registrations. If, in connection with a
Piggyback Registration, any managing underwriter (or, if such Piggyback
Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by Fortress and Greenhill or, in each case, any of its Permitted Transferees (in each case to the extent a Stockholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such
Persons being "Other Demanding Sellers"), (iii) the Piggyback Sellers and (iv)
any other proposed sellers of equity securities of the Company (such Persons being "Other Proposed Sellers"), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such
Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

                   (i) if the Piggyback Registration relates to an offering for the Company's own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities held by such Piggyback
Sellers and (C) third, other equity securities held by any Other Proposed
Sellers;

                   (ii) if the Piggyback Registration relates to an offering
other than for the Company's own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other
Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities held by such
Piggyback Sellers and (C) third, other equity securities held by any Other
Proposed Sellers or to be sold by the Company as determined by the Company.

              (c) Terms of Underwriting. In connection with any Underwritten
Offering under this Section 2.2 for the Company's account, the Company shall not be required to include a holder's Registrable Securities in the Underwritten
Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided, that any such underwriting agreement includes only customary terms and conditions.

              (d) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the
Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the
Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.

         Section 2.3 Shelf Registration.

              (a) Subject to Section 2.3(d), and further subject to the
availability of a Registration Statement on Form S-3 ("Form S-3") to the
Company, each of Fortress, Greenhill and Abrams or any of their respective
Permitted Transferees (in each case to the extent a Stockholder hereunder) may by written notice delivered to the Company (the "Shelf Notice") require the
Company to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission (within 90 days after such filing date), a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by Fortress or
Greenhill (or any of their Permitted Transferees), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a
Stockholder who elect to participate therein as provided in Section 2.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the "Shelf Registration Statement").

              (b) Within five business days after receipt of a Shelf Notice pursuant to Section 2.3(a), the Company will deliver written notice thereof to each Stockholder. Each Stockholder may elect to participate in the Shelf
Registration Statement by delivering to the Company a written request to so participate within ten days after the Shelf Notice is received by any such
Stockholder.

              (c) Subject to Section 2.3(d), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) one year after the Shelf Registration
Statement has been declared effective; and (ii) the date on which all
Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

              (d) Notwithstanding anything to the contrary contained in this
Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf
Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable

Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a "Suspension Period") if the Company shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or its stockholders. Immediately upon receipt of such notice, the
Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any
Suspension Period and without any further request from a Stockholder, the
Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable
Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 2.4 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable
Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable
Securities shall continue to be Registrable Securities for all purposes of this
Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the
Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder of
Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Affiliates, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the
Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Stockholders in the case of a Demand Registration or by
Fortress or Greenhill or their respective Permitted Transferees (in each case to the extent a Stockholder hereunder) with respect to a Shelf Registration
Statement or (c) in accordance with an election by the Company subsequent to the effectiveness of

the applicable Demand Registration statement because any post-effective amendment or supplement to the applicable Demand Registration statement contains information regarding the Company which the Company deems adverse to the
Company, shall not be counted as a Demand.

         Section 2.5 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during the ten day period prior to and the 120 day period following the date on which the Company has notified
Stockholders that it, or in the case of a Demand Registration, the Requesting
Stockholders, intend to commence a Public Offering, Demand Registration or
Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.

         Section 2.6 Registration Procedures.

              (a) Registration. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable
Securities under the Securities Act as provided in Sections 2.1, 2.2 and 2.3 the
Company shall as expeditiously as reasonably possible:

                   (i) prepare and file with the Commission a registration
statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable
Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration ("Selling Holders") copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

                   (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand
Registration pursuant to Section 2.1, the expiration of 60 days after such registration statement becomes effective or (ii) in the case of a Piggyback
Registration pursuant to Section 2.2, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a Shelf
Registration pursuant to Section 2.3, the expiration of one year after such registration statement becomes effective;

                                       10

                   (iii) furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling
Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                   (iv) use commercially reasonable efforts to register or
qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling
Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause
(iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

                   (v) use commercially reasonable efforts to cause such
Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable
Securities to be listed on the New York Stock Exchange, the American Stock
Exchange or the Nasdaq Stock Market;

                   (vi) use commercially reasonable efforts to cause such
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

                   (vii) in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

                        (1) an opinion of counsel for the Company, covering the
         matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such
         Selling Holder and underwriters, and

                        (2) a "comfort" letter (or, in the case of any such
         Person which does not satisfy the conditions for receipt of a "comfort"
         letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public

                                       11

         accountants who have certified the Company's financial statements included in such registration statement;

              (viii) promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

                        (1) the filing of the registration statement, the
         prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                        (2) any request by the Commission for amendments or
         supplements to the registration statement or the prospectus or for additional information;

                        (3) the issuance by the Commission of any stop order
         suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

                        (4) the receipt by the Company of any notification with
         respect to the suspension of the qualification of any Registrable
         Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

              (ix) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (x) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

              (xi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to
Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company's first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158
thereunder;

                                       12

              (xii) use its reasonable best efforts to assist Stockholders who made a request to the Company to provide for a third party "market maker" for the Common Stock; provided, however, that the Company shall not be required to serve as such "market maker"; and

              (xiii) have appropriate officers of the Company prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable
Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

         The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling
Holder or underwriter and the distribution of such Registrable Securities as the
Company may from time to time reasonably request to complete or amend the information required by such registration statement.

              (b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and
(ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

              (c) Return of Prospectuses. Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such
Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company's expense, all copies, other than permanent file copies, then in such Selling Holder's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day or one year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.6(a)(ix) to the date when all such Selling Holders shall receive

                                       13

such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

         Section 2.7 Registration Expenses. All expenses incident to the
Company's performance of, or compliance with, its obligations under this
Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company's independent certified public accountants and counsel
(including, without limitation, with respect to "comfort" letters and opinions)
(collectively, the "Registration Expenses") shall be borne by the Company. The
Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder's Registrable Securities pursuant to any registration.

         Section 2.8 Indemnification.

              (a) By the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section
20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses
(including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, the "Losses") caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein or by such Selling Holder's failure to deliver a copy of a current prospectus or any amendments or supplements thereto (which does not contain any such material misstatements or omissions) after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an
Underwritten Offering and without limiting any of the Company's other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section
20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold.

                                       14

              (b) By the Selling Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section
15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such
Selling Holder expressly for use therein; provided, however, that each Selling
Holder's obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable
Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

              (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

              (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such

                                       15

delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money).

              (e) Survival. The indemnification provided for under this
Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

              (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any
Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling
Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable
Securities in connection with the offering that gave rise to the contribution obligation.

              (g) Not less than five business days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such
Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the "Requested Information"). If the Company has not
received, on or before the second day before the expected filing date, the
Requested Information from such Stockholder, the Company may file the
Registration Statement without including Registrable Securities of such
Stockholder. The failure to so include in any registration statement the
Registrable Securities of a Stockholder (with regard to that

                                       16

registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.

                                  ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

         Section 3.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including the Original Investor Agreement, upon the Effective Date.

         Section 3.3 No Inconsistent Agreements. The Company will not hereafter enter into, and, except for the Original Investor Agreement, is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this
Agreement or otherwise conflicts with the provisions hereof.

         Section 3.4 Further Actions; Cooperation. Each of the Stockholders
agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that the
Stockholders will prepare and file with the Commission filings under the
Exchange Act, including under Section 13(d) of the Exchange Act, relating to their beneficial ownership of the Common Stock and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

         Section 3.5 Termination of Certain Rights. The rights and obligations hereunder of each Stockholder will terminate with respect to such Stockholder at such time when it no longer meets the definition of a Stockholder under this
Agreement; provided, however, that the following shall survive the termination of this Agreement: (i) the provisions of Sections 2.7 and 2.8; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Stockholder ceases to meet the definition of a Stockholder under this
Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.

                                       17

         Section 3.6 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of
Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the
Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

         Section 3.7 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

                           If to the Company, to:

                                    Global Signal Inc.
                                    301 North Cattlemen Road, Suite 300
                                    Sarasota, FL  34232
                                    Fax:  (941) 364-8761
                                    Attn: Stephen W. Crawford, Esq.

                           If to Fortress, to:
                                    c/o Fortress Investment Group, LLC
                                    1251 Avenue of the Americas, 16th Floor
                                    New York, NY  10020
                                    Fax:  (212) 798-6122
                                    Attn: Wesley R. Edens
                                            William B. Doniger

                           with a copy (which shall not constitute notice), to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    4 Times Square
                                    New York, NY 10036-6522
                                    Fax:  (212) 735-2000
                                    Attn: Paul T. Schnell, Esq.

                                       18

                           If to Greenhill, to:

                                    c/o Greenhill Capital Partners, L.P.
                                    300 Park Avenue, 23rd Floor
                                    New York, NY  10022
                                    Fax:  (212) 389-1706
                                    Attn: Robert H. Niehaus
                                          Timothy J. Haddock

                           with a copy (which shall not constitute notice), to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, NY 10017
                                    Fax:  (212) 450-3800
                                    Attn: Nancy L. Sanborn, Esq.

                           If to Abrams, to:

                                    c/o Abrams Capital Partners II, LP
                                    222 Berkeley Street
                                    22nd Floor
                                    Boston, MA 02116
                                    Fax:  (617) 646-6150
                                    Attn: Jason Price

                           with a copy (which shall not constitute notice), to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY 10022
                                    Fax:  (212) 715-8000
                                    Attn: Peter S. Kolevzon, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).
Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

         Section 3.8 Applicable Law. The substantive laws of the State of
Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES
HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

                                       19

         Section 3.9 Severability. The invalidity, illegality or
unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         Section 3.10 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. If any transferee of any
Stockholder shall acquire a Registrable Amount (or an amount of Registrable
Securities which together with the Registrable Securities owned by its
Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders, constitutes a Registrable Amount), in any manner, the provisions of this Agreement which are for the benefit of the parties hereto
(other than the Company) shall also be for the benefit of and enforceable by such transferee, subject to the provisions contained herein. No transfer of registration rights permitted hereunder shall be binding upon or obligate the
Company unless and until (i) the Company shall have received notice and such transfer and (ii) such transferee can establish beneficial ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Stockholders or transferees of Stockholders and, if applicable, its other Permitted Transferees that are Stockholders or transferees of Stockholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of the Stockholders holding a majority of the Registrable Securities. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this
Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person's acceptance of such rights and obligations.

         Section 3.11 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by the Company and Stockholders holding a majority of the Registrable
Securities; provided, that unless such amendment shall have been reasonably requested by the lead managing underwriter in connection with a registered
Public Offering of the Common Stock, no amendment may adversely affect the rights of any Stockholder that is not a party to such amendment.

         Section 3.12 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

         Section 3.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         Section 3.14 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING
WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF
DELAWARE AND OF THE

                                       20

UNITED STATES OF AMERICA IN EACH CASE IN NEW CASTLE COUNTY, AND, BY EXECUTION
AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN
RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE
AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY
IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED
COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH
PARTY BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN
THIS ARTICLE VIII. THE PARITIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION TO
THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENT, WHICH IT
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN
SUCH RESPECTIVE JURISDICTIONS.

         Section 3.15 Injunctive Relief. The parties hereto acknowledge and agree that it will be impossible to measure in money the damages that would be suffered if any party hereto violates any of the terms of this Agreement and that any such violation will cause an aggrieved party irreparable injury for which an adequate remedy at law is not available. Therefore, the parties hereto shall be entitled (in addition to any other remedy to which they may be entitled in law or in equity) to specific performance or an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party hereto from committing any violations of the provisions of this
Agreement, and none of the parties hereto shall raise the defense that there is an adequate remedy at law or request that any bond be posted in connection with seeking such equitable relief.

         Section 3.16 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 3.17 Recapitalizations, Exchanges, Etc. Affecting the shares of
Common Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Registrable Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise)
which may be issued in respect of, in exchange for, or in substitution of, such
Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         Section 3.18 Termination. Upon the mutual consent of all of the parties hereto or at such earlier time as no Investor, Permitted Transferee or Third
Party Transferee meets the definition of a Stockholder under this Agreement, the terms of this Agreement (except for Sections 2.7, 2.8, 3.6, 3.8 and 3.14 and this Section 3.18), shall terminate, and be of no further force and effect.

                                       21

         Section 3.19 Legends.

              (a) In addition to any other legend that may be required, each certificate for Common Stock issued to any Stockholder shall bear a legend in substantially the following form:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
    AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR
    SOLD EXCEPT IN COMPLIANCE THEREWITH.

              (b) If any shares of Common Stock are registered under the
Securities Act, then the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares of
Common Stock without the legend set forth above endorsed thereon.

              Section 3.20 Record of Registrable Securities Ownership. In order to properly give effect to the provisions of this Agreement, the Company shall, and shall cause any transfer agent to, maintain a record of transfers of
Registrable Securities and shares of Common Stock generally to Permitted
Transferees and Third Party Transferees, so that the Company is able to identify the Stockholders and the number of Registrable Securities, and shares of Common
Stock generally, held of record by each such Stockholder at any time. This information shall be made available to any Stockholder as promptly as possible following receipt by the Company of a written request by such Stockholder.

              Section 3.21 Effectiveness of Agreement. This Agreement shall become effective on the day the following conditions are first satisfied (the
"Effective Date"): (a) the execution of a counterpart hereof by each of the parties hereto and the delivery thereof to all other parties hereto; (b) to the extent required, receipt by the Company of a writing from Morgan Stanley Asset
Funding Inc., a third party beneficiary of certain provisions of the Original
Investor Agreement, consenting to this Agreement; and (c) a registration statement filed under the Securities Act with the Commission following the date of this Agreement in respect of an offering of Common Stock is declared effective and shares of the Common Stock so registered are issued and sold.
Until the Effective Date, the Original Investor Agreement shall remain in full force and effect.

                  [Remainder of page left blank intentionally]

                                       22

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

                                      COMPANY:

                                      GLOBAL SIGNAL INC.

                                      By: /s/ David Grain
                                         ----------------------------------
                                         David Grain
                                         President

                                      INVESTORS:

                                      FORTRESS PINNACLE ACQUISITION LLC

                                      By: FRIT PINN LLC, a Delaware limited
                                          liability company, Managing Member

                                      By:  /s/ Randal A. Nardone
                                          ----------------------------------
                                          Randal A. Nardone
                                          Vice President and Secretary

                                      GREENHILL CAPITAL PARTNERS, L.P.

                                      By: GCP, L.P., its General Partner

                                      By: Greenhill Capital Partners, LLC,
                                          its General Partner

                                      By:  /s/ Harold J. Rodriguez, Jr.
                                          ----------------------------------
                                          Harold J. Rodriguez, Jr.
                                          Chief Financial Officer

 [AMENDED AND RESTATED INVESTOR AGREEMENT OF GLOBAL SIGNAL INC. SIGNATURE PAGE]

                                      GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.

                                      By: GCP, L.P., its General Partner

                                      By: Greenhill Capital Partners, LLC,
                                          its General Partner

                                      By:  /s/ Harold J. Rodriguez, Jr.
                                          ----------------------------------
                                          Harold J. Rodriguez, Jr.
                                          Chief Financial Officer

                                      GREENHILL CAPITAL PARTNERS
                                      (EXECUTIVES), L.P.

                                      By: GCP, L.P., its General Partner

                                      By: Greenhill Capital Partners, LLC,
                                          its General Partner

                                      By:  /s/ Harold J. Rodriguez, Jr.
                                          ----------------------------------
                                          Harold J. Rodriguez, Jr.
                                          Chief Financial Officer

                                      GREENHILL CAPITAL, L.P.

                                      By: GCP, L.P., its General Partner

                                      By: Greenhill Capital Partners, LLC, its
                                          General Partner

                                      By:  /s/ Harold J. Rodriguez, Jr.
                                          ----------------------------------
                                           Harold J. Rodriguez, Jr.
                                           Chief Financial Officer

                                     ABRAMS CAPITAL PARTNERS I, L.P.

                                      By: Abrams Capital, LLC, its General
                                          Partner

                                      By:  /s/ David Abrams
                                          ----------------------------------
                                          David Abrams
                                          Managing Member

 [AMENDED AND RESTATED INVESTOR AGREEMENT OF GLOBAL SIGNAL INC. SIGNATURE PAGE]

                                      ABRAMS CAPITAL PARTNERS II, L.P.

                                      By: Abrams Capital, LLC, its General
                                          Partner

                                      By:  /s/ David Abrams
                                          ----------------------------------
                                          David Abrams
                                          Managing Member

                                      WHITECREST PARTNERS, L.P.

                                      By: Abrams Capital, LLC, its General
                                          Partner

                                      By:  /s/ David Abrams
                                          ----------------------------------
                                          David Abrams
                                          Managing Member

                                      GREAT HOLLOW INTERNATIONAL, L.P.

                                      By: Great Hollow Partners, LLC, its
                                          General Partner

                                      By:  /s/ David Abrams
                                          ----------------------------------
                                          David Abrams
                                          Managing Member

                                      222 PARTNERS, LLC

                                      By:  /s/ David Abrams
                                          ----------------------------------
                                          Name:  David Abrams
                                          Title: Managing Member